Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME

(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Operating Revenues:
Electric	$1,679	$1,928	$4,589	$4,944
Gas	136	132	826	987

Total operating revenues	1,815	2,060	5,415	5,931

Operating Expenses:
Fuel	306	461	867	963
Coal contract settlement	-	-	-	(60)
Purchased power	256	371	708	964
Gas purchased for resale	57	73	523	697
Other operations and maintenance	422	456	1,294	1,361
Depreciation and amortization	185	173	541	513
Taxes other than income taxes	104	98	311	300

Total operating expenses	1,330	1,632	4,244	4,738

Operating Income	485	428	1,171	1,193

Other Income and Expenses:
Miscellaneous income	16	23	49	61
Miscellaneous expense	(3)	(10)	(14)	(23)

Total other income	13	13	35	38

Interest Charges	134	113	376	331

Income Before Income Taxes	364	328	830	900

Income Taxes	135	113	288	319

Net Income	229	215	542	581

Less: Net Income Attributable to Noncontrolling Interests	2	11	9	33

Net Income Attributable to Ameren Corporation	$227	$204	$533	$548

Earnings per Common Share - Basic and Diluted	$1.04	$0.97	$2.48	$2.61

Average Common Shares Outstanding	218.2	210.3	214.9	209.5

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Nine Months Ended September 30,
	2009	2008

Cash Flows From Operating Activities:
Net income	$542	$581
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sales of emission allowances	-	(2)
Net mark-to-market gain on derivatives	(26)	(42)
Depreciation and amortization	557	528
Amortization of nuclear fuel	40	31
Amortization of debt issuance costs and premium/discounts	16	14
Deferred income taxes and investment tax credits, net	301	130
Other	4	(2)
Changes in assets and liabilities:
Receivables	239	144
Materials and supplies	(11)	(216)
Accounts and wages payable	(241)	(74)
Taxes accrued	81	44
Assets, other	(96)	46
Liabilities, other	134	142
Pension and other postretirement benefits	30	23
Counterparty collateral, net	66	-
Taum Sauk costs, net of insurance recoveries	110	(94)

Net cash provided by operating activities	1,746	1,253

Cash Flows From Investing Activities:
Capital expenditures	(1,295)	(1,316)
Nuclear fuel expenditures	(47)	(161)
Purchases of securities - nuclear decommissioning trust fund	(315)	(386)
Sales of securities - nuclear decommissioning trust fund	315	360
Purchases of emission allowances	(4)	(2)
Sales of emission allowances	-	2
Other	1	2

Net cash used in investing activities	(1,345)	(1,501)

Cash Flows From Financing Activities:
Dividends on common stock	(247)	(399)
Debt issuance costs	(64)	(9)
Dividends paid to noncontrolling interest holders	(19)	(31)
Short-term debt, net	(739)	(65)
Redemptions, repurchases, and maturities:
Long-term debt	(250)	(823)
Preferred stock	-	(16)
Issuances:
Common stock	617	107
Long-term debt	772	1,335

Net cash provided by financing activities	70	99

Net change in cash and cash equivalents	471	(149)
Cash and cash equivalents at beginning of year	92	355

Cash and cash equivalents at end of period	$563	$206

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	September 30, 2009	December 31, 2008

ASSETS
Current Assets:
Cash and cash equivalents	$563	$92
Accounts receivable - trade, net	416	502
Unbilled revenue	250	427
Miscellaneous accounts and notes receivable	182	292
Materials and supplies	857	842
Mark-to-market derivative assets	239	207
Other current assets	273	232

Total current assets	2,780	2,594

Property and Plant, Net	17,272	16,567
Investments and Other Assets:
Nuclear decommissioning trust fund	280	239
Goodwill	831	831
Intangible assets	138	167
Regulatory assets	1,641	1,653
Other assets	652	606

Total investments and other assets	3,542	3,496

TOTAL ASSETS	$23,594	$22,657

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$128	$380
Short-term debt	435	1,174
Accounts and wages payable	443	813
Taxes accrued	135	54
Interest accrued	183	107
Customer deposits	107	126
Mark-to-market derivative liabilities	197	155
Other current liabilities	298	254

Total current liabilities	1,926	3,063

Long-term Debt, Net	7,321	6,554
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,431	2,131
Accumulated deferred investment tax credits	93	100
Regulatory liabilities	1,322	1,291
Asset retirement obligations	423	406
Pension and other postretirement benefits	1,477	1,495
Other deferred credits and liabilities	555	438

Total deferred credits and other liabilities	6,301	5,861

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,392	4,780
Retained earnings	2,467	2,181
Accumulated other comprehensive loss	(21)	-

Total Ameren Corporation stockholders’ equity	7,840	6,963
Noncontrolling Interests	206	216

Total equity	8,046	7,179

TOTAL LIABILITIES AND EQUITY	$23,594	$22,657